HBDT SOFTWARE LICENCE AGREEMENT

     THIS AGREEMENT ("Agreement'), made and entered into this 17th day of January, 1997,

Between:

POWERTRADER SOFTWARE INC.
a company incorporated pursuant to the laws of British Columbia, incorporation number 357165, with a head office at Suite 591, 885 Dunsmuir Street, Vancouver, B.C. V6C 1N5.


(Hereinafter referred to as PSI)

(Of the First Part)

And:

Hongkong Bank Discount Trading, Inc.,
a corporation incorporated pursuant to the laws of Canada, incorporation number 303312-1 with a head office at 70 York Street, Toronto, Ontario and a registered office at 5th Floor, 885 W. Georgia Street, Vancouver, British Columbia, V6C 3G9.



(Hereinafter referred to as HBDT)

(Of the Second Part)                                        .


WHEREAS:

R.1  HBDT carries on the business of providing Discount Brokerage Services and,

R.2  HBDT operates an Internet Site and,

R.3 PSI owns the software programs called PowerTrader CyberCharts. When compiled this source produces executables for products: (hereinafter collectively referred to as " PowerTrader CyberCharts") that makes possible the processing and display of information relating to stock and commodity prices with personal computers; all of which is more particularly described in the features.* file contained in PowerTrader CyberCharts. and

R.4 HBDT desires that PSI provide it with an exact current copy of PowerTrader CyberCharts which it will provide to its own Customers under the product name "PowerCharts" and

R.5 PSI is in possession  of the  technical  expertise to develop and provide to
HBDT,  software  program(s)  required  to  allow  PowerTrader   CyberCharts  and
PowerCharts to receive, process and display information provided by PSI and

NOW THEREFORE WITNESSETH THAT in consideration of the payments specified in this Agreement, and other good and valuable consideration and the mutual promises and covenants herein made the parties hereto hereby agree as follows:

Article I                  DEFINITIONS

     1. As used in this Agreement, the following terms shall have the following meanings:

1.1   "Agreement" means this Agreement.

1.2 "Customers" means subscribers in the Licensed Territory to the service provided by HBDT and a "Customer" means one subscriber:

1.3    Dollars   shall  refer  to  currency  of  the   Dominion  of  Canada  for
       installations in Canada and for installations in countries other than Canada dollars shall refer to currency of the United States of America.

1.4 "Enhancement(s)" means all changes to the Release from any given Release to the most recent Release.

1.5 The words "Licensed Territory" shall mean all countries and territories throughout the world.

1.6   "Operating  Systems" means personal  computer  programs provided by other
       companies  that  determine  how  personal  computers  operate,   such  as
       Microsoft Corporation's Windows 3.1, Windows 3.11, Windows 95 and Windows NT and International Business Machines' O/S2.

1.7 "Parties" means the signatories to this Agreement and a "Party" means one of the signatories.

1.8 "Private Label" means the name designated by HBDT in place of PowerTrader CyberCharts which, unless HBDT notifies PSI otherwise, is "PowerCharts".

1.9 "Release" means a version of PowerTrader CyberCharts that has been distributed by PSI to HBDT for distribution to Customers

1.10 "Source Code" means all uncompiled PowerTrader CyberCharts programs developed by PSI including all uncompiled programs developed for HBDT by PSI.

1.11 "Standalone Installations" means a single installation of PowerCharts software at HBDT 's customer location.

1.12 "Ticker Feed" means all information consolidated into HBDT 's broadcast transmission.


Article II                 LICENSE GRANT TO HBDT

     2.1 In  consideration  of the initial  payment of  $5,000.00  specified  in section 6.1 herein, PSI hereby grants, a license to HBDT, to distribute to its Customers in the Licensed Territory free of charge copies of, the current and all future Releases of PowerTrader CyberCharts under the name PowerCharts. The grant of this license does not preclude PSI from entering into exclusive or non-exclusive license agreements, during or after the term of this Agreement, with any other parties to market PowerTrader CyberCharts under any name other than PowerCharts.

Article III                SOFTWARE SUPPORT

     3.1 PSI will provide to Customers of HBDT, in an electronic format through HBDT's "netTRADER" internet site, PSI's Getting Started Guide and Manuals (the "Documentation). The Documentation will be in Adobe Page Maker format, and PSI expects to provide the Documentation on HBDT's "netTRADER internet site in HTML format in the future. PSI will adapt the Documentation to reflect the Private Label.

     3.2 PSI will provide cursory initial instructions on the installation of PowerCharts, and downloading of market price data from the HBDT "netTRADER" internet site to paying HBDT Customers via a toll free telephone number supplied by HBDT. HBDT may only advertise this service to Customers.

     3.3 PSI will provide to the Customers optional detailed telephone support covering the operation of PowerCharts, (the "Detailed Support") for an annual, non-refundable fee of $360.00 per year, per Customer paid to PSI in advance by HBDT. HBDT shall maintain a database of Customers who have paid for the Detailed Service, which HBDT will provide to PSI, and PSI will only provide Detailed Service to Customers whose names appear in that database.


Article IV                 SOFTWARE ENHANCEMENT

     4.1 PSI shall provide to HBDT a Released version (with Enhancements) at no additional cost, other than those specified in Article VI within 30 days of signing this Agreement.

     4.2 Enhancement of PowerTrader PowerCharts may be done from time to time at the sole discretion of PSI, provided that PSI provides 30 days notice to HBDT of such Enhancement.

     4.3 Enhancements and new features and upgrades requested by HBDT shall be paid for by HBDT. The costing of the said requests shall be determined by PSI using the then industry standard rates and using personnel approved by PSI. The timetable for the said requests shall be determined according to the scheduling capacity of PSI.


Article V                   OWNERSHIP

     5.1 Notwithstanding anything in this Agreement to the contrary, PSI shall retain ownership and control of all software, trademarks, copyrights and confidential information provided to HBDT or its Customers pursuant to this Agreement, including all software, trademarks, copyrights and confidential information that may be embodied or contained in the software other than that related to the Private Label. PSI shall be the sole provider to the Customers of financial market price data for use with PowerCharts, HBDT shall not provide the Customers with financial market price data which can be used in conjunction with PowerCharts. For further clarity, PSI shall disclose development credits in (2) two places in PowerTrader CyberCharts stating the following:

                  (a) PowerCharts Developed for Hongkong Bank Discount Trading Inc. by PowerTrader Software Inc. of Vancouver British Columbia, the makers of PowerTrader CyberCharts, and that

                  (b) PowerCharts is not for use except in conjunction with financial market price data supplied by PowerTrader Software Inc.


     5.2 Notwithstanding anything in this Agreement to the contrary, HBDT shall retain ownership and control of all software, trademarks, copyright and confidential information provided to PSI pursuant to this

Agreement, including all software, trademarks, copyrights and confidential information that may be embodied or contained in the software. HBDT shall retain ownership and control of any Enhancements, new features and upgrades requested by HBDT.

     5.3 PSI shall place in escrow a complete copy of all Source Code to the Private Label version of PowerTrader CyberCharts, including all software developed specifically for HBDT. PSI will further maintain a complete, current copy of all Source Code with revisions and updates that may be made periodically time to time. The escrow holder shall be a third party agreed to by both parties and the escrow holder's fees shall be paid by HBDT.

     5.4 The escrow agreement shall provide, inter alia that the escrow Source Code together with all related documentation for each Release sufficient to allow an experienced programmer to understand, modify and maintain the PowerCharts software and all Releases shall only be Released to HBDT in the event of:

     a)   PSI has been adjudged a bankrupt or insolvent;

     b) PSI has filed a petition for bankruptcy, or a petition in bankruptcy has been filed against it and is not being disputed by PSI;

     c)   PSI has made a general assignment for the benefit of its creditors;

     d) PSI has had a receiver, receiver-manager or manager appointed by a court with respect to all or substantially all of its assets generally;

     e)   PSI has made a valid determination to wind-up or dissolve;

     f) PSI has been dissolved or wound-up by operation of law or order of a component court;

     g)   PSI has ceased to carry on business;


ARTICLE VI                 DEVELOPMENT COSTS AND LICENSE FEES


Reimbursement of Costs

     6.1 HBDT shall pay $5,000.00 to PSI upon execution of this agreement to partially reimburse cost of manual customization and production, and other hard costs for building a Private Label version of PowerTrader CyberCharts for redistribution by HBDT to its clients.

License Fees.

     6.2 PSI will allow the customer to download current financial market price data through HBDT's "netTRADER" internet site. HBDT shall pay to PSI a monthly fee of $14.95 plus applicable taxes, per customer per month. This fee is subject to change without notice to HBDT. In addition to current financial market price data, PSI shall provide to the Customers, at no additional charge, historical financial market price data on the trading symbols listed in the attached Schedule "A" to this Agreement.

     6.3 PSI will provide to each of HBDT's Customers on request, a database of historical financial market quotations in CD-ROM format, together with a manual, for a charge to HBDT of $139.95 plus applicable taxes, plus shipping and handling. This charge is subject to change without notice to HBDT.

     6.4 On the last day of each month, PSI shall provide HBDT with a listing of the ID numbers of Customers who downloaded the current financial market price data from PSI through HBDT's "netTRADER" internet site during that month, with a total, and a listing of the ID numbers of Customers who ordered the database of historical financial market quotations on CD-ROM during that month, with a total.

Customer Status.

     6.5 HBDT shall pay to PSI on the first day of each calendar month, all amounts due and owing to PSI for the previous month's downloaded current financial market price data, and historical financial market quotation CD-ROM's, provided that if the first day does not fall on a business day the payment shall be received by the next business day immediately following.


Article VII                SERVICE TERM

     7.1 This Agreement shall take effect on December 12, 1996 and shall as hereinafter provided continue in force for a term of three (3) years from that date. Subsequent terms may be mutually agreed upon by PSI and HBDT.


Article VIII               TERMINATION

     8.1 If either party, commits a major or material breach of any of its obligations hereunder the aggrieved party may serve notice in writing upon the party in breach requiring the said party to remedy the breach within 30 days of the date of the notice, failing which the aggrieved party may forthwith terminate this Agreement by giving notice of termination in writing to the party in breach. For further clarity and without limiting the generality of the foregoing a failure by HBDT to make any of the payments specified herein within the required times shall constitute a major or material breach. PSI may at its option refuse to provide validation for new Customers until said outstanding fees are paid in full in addition to any other remedies at law that are available to PSI.

     8.2 If either party ceases doing business as a going concern, is insolvent, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated bankrupt or insolvent, files or has filed against it a petition seeking any reorganization arrangement or composition under any present or future bankruptcy statute, law or regulation, or if the beneficial ownership of either party changes, then in any such event the other party may by notice in writing terminate this Agreement forthwith or from such date as its shall designate.


Article IX                 ADDITIONAL RIGHTS AND OBLIGATIONS ON TERMINATION

In the event of termination of this Agreement howsoever occasioned:

     9.1 Each party shall return promptly to the other all copies of any material relating to the supply by such other of data hereunder which are in its possession or under its control, except as set forth below. The provisions of article of 13 or 14 of this Agreement shall continue in full force after termination of this Agreement.

     9.2 Neither party shall be relieved or discharged from any obligations which accrued prior to such termination, and termination hereof shall neither destroy nor diminish the binding force and effect of any of the provisions of this Agreement that expressly or by implication come into or continue in effect on or following termination hereof.

     9.3 If this Agreement terminates upon expiration of a three year term, PSI shall not, nor shall it cause any related or associated corporation of PSI, nor any person who has an interest in any of the aforesaid corporations to use in any way the information provided by HBDT to PSI under the agreement.

     9.4 If this Agreement terminates upon expiration of a three year term, HBDT shall not, nor shall it cause any related or associated corporation of HBDT, nor any person who has an interest in any of the aforesaid corporations to use in any way the information provided by PSI to HBDT under the agreement.

     9.5 If the parties agree to extend this contract at the end of the term, but are unable to agree on terms, the contract shall be in force for an additional 6 months at the same terms and conditions.



Article X                  FORCE MAJEURE

     10.1 If the performance by either party of its material obligations is delayed or becomes impossible or impractical because of any equipment failure, transmission difficulty, failure of the Exchanges to generate or transmit data, act or failure to act by a common carrier, Act of God, fire, tempest, earthquake or other event, strike, civil commotion, acts of government, war, civil unrest, or any other order, regulation, ruling, decision, or action of any labor union or association affecting the business with which this Agreement is concerned or any matter beyond the control or a party then such party shall not be liable to the other for any breach of its obligations hereunder by virtue of any such event and such party may upon notice to the other party suspend the performance of its obligation for the duration of any such delay, impossibility or impracticality.


Article XI                 MUTUAL RELEASES

     11.1 Neither party shall be liable to the other or to any person or organization claiming by or through the other for any errors, omissions, or delays relating to the sequence, accuracy, or completeness in the information carried, furnished, or displayed by or through HBDT 's equipment or for any damages arising therefrom or occasioned thereby nor shall either party have any liability or obligation for the accuracy or display of its stored computer data or for any damages arising therefrom or occasioned thereby, except those caused by the gross negligence or willful misconduct of the relevant party, its employees, or agents. Furthermore, neither party shall be liable for any damages, either directly or indirectly attributable to either party, any other software, Communications Cards, Disks or any Information provided under the Agreement except those caused by the gross negligence or willful misconduct of the relevant party. This includes loss of business, anticipatory profits and consequential damages of either party and their Customers.


Article XII                 RESTRICTIONS ON DISSEMINATION AND USE

     12.1 HBDT Acknowledges, and Agrees to Maintain Confidentiality. - HBDT acknowledges that the PSI Confidential Information includes the property and trade secrets of PSI and that any publication or disclosure to third parties of the PSI Confidential Information may cause immediate and irreparable harm to PSI. HBDT will take all reasonable steps to maintain the confidentiality of the PSI Confidential Information. Confidential Information is any development techniques which make up the PowerCharts product and access of data for use with PowerCharts. PSI acknowledges and agrees that the distribution of the PowerCharts software by HBDT in accordance with the license granted in this Agreement shall be deemed not to be a breach of any covenant of HBDT under this Agreement or an infringement or interference with any proprietary right of PSI.

     12.2 Prohibition on Making PSI Confidential Information Available to Others. - HBDT shall not, without PSI's prior written consent or as expressly provided in this Agreement, disclose, provide, or make available any of the PSI Confidential Information in any form to any person, except to employees or consultants of HBDT whose access is necessary to enable HBDT to exercise its rights under this Agreement.

     12.3 Restriction on HBDT Employees and Customers - HBDT shall require any employee or Customer having access to the PSI confidential information to agree, in writing to maintain the confidentiality of the PSI Confidential Information.

     12.4 Restrictions on Use - HBDT shall not use any of the PSI Confidential Information for any purpose other than the proper purposes of this Agreement.


Article XIII                COPYRIGHT, COPYING AND TRADEMARKS

     13.1 Prohibition on Copying Printed Material - Each party shall not copy or cause to be copied all or any part of the other Party's Confidential Information which is human-readable form, except if authorized in advance by the other Party or expressly provided in this agreement.

     13.2 Disclosure of Machine-Readable Material - Each party shall not copy or cause to be copied all or any part of the other Party's Confidential Information which is in machine-readable form, except if authorized in advance by the other party or expressly provided in this agreement.

     13.3 Legend Required on Copies - On all authorized copies made by each party, each party shall include proprietary, copyright, trademark and trade secret legends, in the same form and location as any legend appearing on the original from which the copies are made, or in any other form and location specified by the other party from time-to-time in writing.

     13.4 Prohibition on Removal of Legend - Each party shall not remove any proprietary, copyright, or trade secret legend from any of the other Party's Confidential Information.

     13.5 Reference to Copyright - The inclusion of copyright notice on any of the other party's Confidential Information shall not cause, or be construed to cause, it to be a published work.

     13.6 Reference to Copyright and Trademark - Each party shall identify and refer to the various copyright and trademarks of the party or its related or associated companies as such whenever used, such as, but not limited to, marketing, advertising and providing services to Customers. Each party shall not use or take any action inconsistent with the other party's or its related or associated companies' copyright and trademarks.

Article XIV                MISCELLANEOUS

     14.1 Entire Agreement--This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and no modification, amendment, waiver, termination or discharge of this Agreement or of any provisions hereof shall be binding upon either party hereto unless confirmed by a written instrument signed by the duly authorized representative of that party.

     14.2 Notices--All Notices from either party to the other may be delivered personally or sent by registered or certified mail or by fax followed by a confirmation letter to the addresses indicated herein or an those addresses may be changed from time to time by notice.


PowerTrader Software Inc.
# 591 - 885 Dunsmuir Street
Vancouver British Columbia
V6C 1N5
Attention: David Furlonger
Fax: 604-685-1513

Hongkong Bank Discount Trading, Inc.
#1680 - 70 York Street
Toronto,
Ontario
M5J 1S9
Attention Peter Hickman
Fax: 416-868-6249

Any such notice shall be deemed to have been received:

     A) In the case of a letter, on the day on which the letter is actually received or five (5) business days after posting by air mail, whichever is the earlier: or

     B) In the case of a fax, at the time and on the day that the whole of the said notice or communication has been transmitted from the sending Fax machine, with transmission verified as complete.

     14.3 Illegal Transactions -- Both parties agree that they will not engage in and acknowledge that they are not presently engaged in the operation of any illegal transactions or business and will not use or permit anyone to use information received from one another for any illegal purpose.

     14.4 Heading - The headings appearing at the beginning of several articles contained herein have been inserted for identification and reference purposes and shall not themselves determine the construction or interpretation of this Agreement.

     14.5 Assignment - Neither party to this Agreement shall assign or purport to assign any of its rights and responsibilities under this Agreement without the prior consent in writing of the other party except that an assignment may be made to a corporation that is beneficially owned by the same persons who beneficially own the party at the time this agreement was executed.

     14.6 Inurement--Subject to the provisions hereof, this Agreement shall be binding upon the inure to the benefit of the parties and their respective successors and assigns. In the event of a merger or consolidation involving either party, this Agreement shall be binding on the surviving entity to such merger or consolidation.

     14.7 Further Assurance--The parties shall execute and deliver all such documents and take all such action and do all such things as shall be necessary for the complete performance of their respective obligations under this Agreement.

     14.8 Counterparts--This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute one and the same agreement.

     14.9 Severance--If any term or provision of this Agreement shall be determined or found to be invalid or unenforceable by any court of competent jurisdiction, then such term or provision shall be deemed severed from the balance of this Agreement which shall continue in full force and effect as if any such term or provision had not been contained herein.


ARTICLE XV                 GOVERNING LAW

     15.0 This agreement is governed by the laws of the Province of British Columbia and the parties hereto shall attorn to the courts of British Columbia.

     IN WITNESS WHERE OF THE PARTIES HAVE HERETO AFFIXED THEIR SIGNATURES BY THEIR AUTHORIZED SIGNATORIES

PowerTrader Software Inc.              Hongkong Bank Discount Trading, Inc.


By:    /s/ David Furlonger             By:    /s/ Peter Hickman

Name:  David Furlonger                 Name:  Peter Hickman

Title: President                       Title: President and CEO

Dated: January 22, 1997                Dated: January 30, 1997

Witness: /s/ Michael C. Withrow        Witness: /s/

SCHEDULE A

COMPANY                                   DATA FROM         EXCHANGE

ALUMINIUM CO. OF AMERICA                    MAY 83            NYSE
APPLE COMPUTER INC                          DEC 94            NASD
ADAM RES & ENERGY                           AUG 93            AMEX
ABER J                                      AUG 89            TSE
ABX                                         MAY 93            ME
ALFIN INC                                   AUG 93            AMEX
ALBERTA OIL                                 FEB 91            ASE
BOEING                                      MAY 83            NYSE
BRITISH AIRWAYS                             AUG 87            NYSE
BLACKROCK BROAD INVT                        AUG 93            AMEX
BENSON PET                                  DEC 91            TSE
BGM                                         AUG 89            VSE
BOOKER                                      SEP 89            VSE
BANK OF MONTREAL                            AUG 89            TSE
BORLAND INTL INC                            DEC 89            NASD
BIG ROCK BREW                               APR 93            ASE
COMPUTER ASSC INTL                          MAY 83            NYSE
CAE                                         AUG 89            TSE
CATALYST VE                                 APR 96            VSE
COBRA PACI                                  MAR 96            VSE
COCOA FUTURES                               OCT 95            CEC
CENTRAL SECURITIES CO                       AUG 93            AMEX
CYBERCASH INC                               FEB 96            NASD
DATA BROADCASTING CO                        JUN 92            NASD
DEJOUR MIN J                                AUG 89            TSE
DISNEY CO                                   MAY 83            NYSE
DATA TRANSM NETWORK                         FEB 87            NASD
ENGELHARD CORP                              MAY 83            NYSE
ELECTRONIC CL                               OCT 89            NASD
ECHO BAY MINES LTD                          AUG 93            AMEX
ECHO BAY                                    AUG 89            TSE
FORD MOTOR CO                               MAY 83            NYSE
FIRSTBANK OF ILLINOIS                       JAN 84            NASD
FRANCO-NEV                                  AUG 89            TSE
GATEWAY 2000 INC                            APR 94            NASD
GOLD FUTURES                                SEPT 95           CEC
GREATR LEN J                                AUG 89            TSE
GENERAL MOTORS CORP                         MAY 83            NYSE
GMD RESOURCES                               AUG 89            VSE
HANSON PLC                                  NOV 86            NYSE
HOME BN                                     MAY 83            NASD
HALEY                                       AUG 89            TSE
INTL BUSINESS MACHINES                      MAY 83            NYSE
VSE INDEX                                   JUN 93
INVESTORS GROUP                             AUG 89            TSE
DOW INDUSTRIALS INDEX                       OCT 83
INTEL CORP                                  MAY 83            NASD
HUNT JB TRANS SVCS                          NOV 83            NASD
JCI TECHS                                   AUG 94            ASE
JANNOCK                                     AUG 89            TSE

MORGAN JP & CO INC                          MAY 83            NYSE
KLA INSTRUMENTS CORP                        MAY 83            NASD
COCA COLA CORP                              MAY 83            NYSE
LIZ CLAIBORNE INC                           MAY 83            NYSE
LMX RESOURCES INC                           AUG 89            VSE
LAM RESEARCH CORP                           MAY 84            NASD
MACROMEDIA INC                              JAN 94            NASD
MONETA POR J                                AUG 89            TSE
SAY YES FOODS INC                           FEB 96            NASD
PHILIP MORRIS CO INC                        MAY 83            NYSE
MOLY                                        OCT 96            NASD
MOTOROLA INC                                MAY 83            NYSE
MICROSOFT CORP                              MAR 86            NASD
NEWMONT MINING CORP                         MAY 83            NYSE
NETSCAPE COMM CORP                          AUG 95            NASD
QUAKER OATS CORP                            MAY 83            NYSE
ONE                                         FEB 96            VSE
ORACLE CORP                                 MAR 86            NASD
PEPSICO INC                                 MAY 83            NYSE
PC QUOTE INC                                AUG 93            AMEX
PEOPLESOFT INC                              AUG 93            NASD
QUANTUM CORP                                MAY 83            NASD
RAYMOR                                      FEB 91            ASE
ROYAL DUTCH PETROLEUM                       MAY 83            NYSE
REUTERS HOLDINGS PLC                        JUN 84            NASD
SEARS ROEBUCK & CO                          MAY 83            NYSE
SILVER FUTURES                              NOV 94            CEC
S & P FUTURES INDEX                         AUG 93            CBOE
SYBASE INC                                  AUG 91            NASD
AT & T CORP                                 DEC 80            NYSE
TSE INDEX                                   JUN 94
TCA CABLE TV INC                            APR 82            NASD
TD BANK                                     AUG 89            TSE
US AIR GROUP INC                            DEC 80            NYSE
UAL CORP                                    DEC 80            NYSE
US T.BOND FUTURE                            NOV 94            CBOT
UTAH MEDICAL PRODUCTS                       DEC 82            NASD
VALUE LINE INC                              MAY 83            NASD
VERDSTONE                                   AUG 89            VSE
VARCO INTERNATIONAL                         DEC 80            NYSE
WHEAT FUTURES                               FEB 96            CBOT
WALL DATA INC                               AUG 93            NASD
WELLS FARGO & CO                            DEC 80            NYSE
USX-US STEEL GROUP                          APR 91            NYSE
EXXON CORP                                  DEC 80            NYSE
XPLOR                                       DEC 80            NASD
YELLOW CORP                                 DEC 80            NASD
YPF SOCIEDAD                                AUG 93            NYSE
WOOLWORTH CORP HLD                          DEC 80            NYSE
ZYGO CORP                                   DEC 83            NASD
ZAPPA RESOURCES                             JUN 90            VSE

TOTAL SYMBOLS = 99